Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Ordinary shares, par value $0.0135 per share, of Silexion Therapeutics Corp shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.
September 18, 2025
LIND GLOBAL FUND III LP

By:	Lind Global Partners III LLC
its General Partner

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

LIND GLOBAL PARTNERS III LLC

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

JEFF EASTON

By:	/s/ Jeff Easton